As filed with the Securities and Exchange Commission on April 25, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARTIN MARIETTA MATERIALS, INC.
(Exact name of Registrant as specified in its charter)

North Carolina	56-1848578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2710 Wycliff Road
Raleigh, North Carolina 27607-3033
(919) 781-4550
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Roselyn R. Bar
Senior Vice President, General Counsel and Corporate Secretary
Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607-3033
(919) 781-4550
(Name, address, including zip code, telephone number,
including area code, of agent for service)

with copies to:

David K. Boston
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate Offering	Registration
Securities to be Registered	be Registered	Per Unit	Price	Fee
Senior Debt Securities	(1)	(1)	(1)	(2)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of securities is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

Prospectus

Martin Marietta Materials, Inc.

Senior Debt Securities

We may offer to sell from time to time in one or more offerings senior debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness, which may be offered in separate classes or series and which will rank on a parity with all of our other unsecured and unsubordinated debt.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms and amounts of the offered securities will be fully described in supplements to this prospectus, which may add, update or change information in this prospectus. Please read carefully any prospectus supplements and this prospectus and any information incorporated herein or therein by reference carefully before you invest in these securities.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

The date of this prospectus is April 25, 2007

About this prospectus

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can find more information” and “Incorporation by reference” before purchasing any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus or applicable prospectus supplement or free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” “we,” “us” and “our” refer and relate to Martin Marietta Materials, Inc. and its consolidated subsidiaries.

About the registrant

We are the United States’ second largest producer of aggregates for the construction industry, including infrastructure, commercial and residential. We also have a specialty products segment that manufactures and markets magnesia-based chemical products used in industrial, agricultural, and environmental applications, and dolomitic lime sold primarily to the steel industry. For the year ended December 31, 2006, our aggregates business accounted for approximately 92% of our total net sales and our specialty products segment accounted for approximately 8% of our total net sales.

We were formed in 1993 as a North Carolina corporation to serve as successor to the operations of the materials group of the organization that is now Lockheed Martin Corporation. Our principal executive offices are located at 2710 Wycliff Road Raleigh, North Carolina 27607-3033, and our telephone number is (919) 781-4550.

Our website is located at http://www.martinmarietta.com. We do not incorporate the information on our website into this prospectus and you should not consider it a part of this prospectus.

Risk factors

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks of an investment in our company under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as the same may be updated from time to time by our future filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

Forward-looking statements

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, you can identify these statements because they use words like “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” and similar terms. These statements are only our current expectations. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties and risks, including the risks described or incorporated by reference in this prospectus and other unforeseen risks. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus or the incorporated documents.

We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The factors listed in the section titled “Risk factors,” as well as any cautionary language in, or incorporated by reference into, this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of the events described in the risk factors and elsewhere in this prospectus and in the documents incorporated by reference herein could negatively impact our business, operating results, financial condition and stock price.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

Use of proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including, without limitation, the repayment and the refinancing of indebtedness, repurchases of our outstanding common stock, capital expenditures, future acquisitions and working capital. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

Ratio of earnings to fixed charges

The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years.

	Year ended December 31,
	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges	7.01	5.67	4.47	3.63	3.58

For this ratio, earnings consist of earnings before income taxes on income, extraordinary items and net cumulative effect of accounting changes, adjusted for undistributed earnings of less-than-fifty-percent-owned affiliates. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

Description of debt securities

We may issue debt securities. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the base indenture referred to below and the supplemental indenture or board resolution (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be issued under an indenture among us and Branch Banking & Trust Company, as the initial trustee, which we refer to herein as base indenture. The base indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder.

Debt securities will be issued under a senior indenture, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by our board of directors or a duly authorized committee thereof. We refer to the base indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities) collectively in this prospectus as the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939.

General

The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. There is no requirement that our future issues of debt securities offered pursuant to the Registration Statement of which this prospectus forms a part be issued under the indenture, and we are free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities issued under the indenture, in connection with future issues of such other debt securities. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries.

The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

•	the title of the debt securities;

•	the price at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates (or manner of determining the same) on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum (or the method or methods by which such rate or rates will be determined) at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•	the date or dates on which such interest will be payable and the record dates for such interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	if the trustee in respect of the debt securities is other than Branch Banking & Trust Company (or any successor thereto), the identity of the trustee;

•	any mandatory or optional sinking fund or purchase fund or analogous provision;

•	any provisions relating to the date after which, the circumstances under which, and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or of the holder thereof and certain other terms and provisions of such optional or mandatory redemption;

•	if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

•	if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities are to be made in a currency other than United States dollars or the amounts of such payments are to be determined with reference to an index based on a currency or currencies other than that in which the debt securities are denominated, the currency or currencies (including composite currencies) or the manner in which such amounts are to be determined, respectively;

•	if other than or in addition to the events of default described in the base indenture, the events of default with respect to the debt securities of that series;

•	if the amount payable upon acceleration of the debt securities is other than the full principal amount, the portion of the principal amount payable upon acceleration;

•	any provisions relating to the conversion of debt securities into debt securities of another series or shares of our capital stock;

•	any provisions restricting defeasance of the debt securities;

•	if the debt securities will be issued, in whole or in part, in the form of one or more temporary or permanent global securities, the identity of the depositary for such global securities, if other than The Depository Trust Company; and

•	any other terms of the debt securities not inconsistent with the provisions of the base indenture.

Unless otherwise indicated in a prospectus supplement in respect of which this prospectus is being delivered, principal of, premium, if any, and interest, if any, on the debt securities (other than debt securities issued as global securities) will be payable, and the debt securities (other than debt securities issued as global securities) will be exchangeable and transfers thereof will be registrable, at the office of the trustee with respect to such series of debt securities and at any other office maintained at that time by us for such purpose, provided that, at our option, payment of interest may be made by check mailed to the address of the holder as it appears in the register of the debt securities.

Unless otherwise indicated in a prospectus supplement relating thereto, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 thereafter. For certain information about debt securities issued in global form, see “— Global Securities” below. No service charge shall be made for any registration of transfer or exchange of the Securities, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the prospectus supplement in respect of which this prospectus is being delivered, if applicable.

Debt securities may be issued, from time to time, with the principal amount payable on the applicable principal payment date, or the amount of interest payable on the applicable interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In such cases, holders of such debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information, if any, as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or the factors to which the amount payable on such date is linked and certain additional tax considerations applicable to the debt securities will be set forth in a prospectus supplement in respect of which this prospectus is being delivered.

The indenture provides that the trustee and the paying agent shall promptly pay to us upon request any money held by them for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. In the event the trustee or the paying agent returns money to us following such two-year period, the holders of the debt securities thereafter shall be entitled to payment only from us, subject to all applicable escheat, abandoned property and similar laws.

The indenture does not limit the amount of additional unsecured indebtedness that we or any of our subsidiaries may incur. Unless otherwise specified in the resolutions or any supplemental indenture establishing the terms of the debt securities, the terms of the debt securities or the covenants contained in the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other similar transaction involving us that may adversely affect the holders of the debt securities. See “— Certain covenants” below. Debt securities of any particular series need not be issued at the same time and, unless otherwise provided, a series may be re-opened, without the consent of the holders of such debt securities, for issuances of additional debt securities of that series, unless otherwise specified in the resolutions or any supplemental indenture establishing the terms of the debt securities.

Global securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as “DTC”, will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

DTC has provided the following information to us. DTC is a:

•	limited-purpose trust company organized under the New York Banking Law;

•	banking organization within the meaning of the New York Banking Law;

•	member of the U.S. Federal Reserve System;

•	clearing corporation within the meaning of the New York Uniform Commercial Code; and

•	clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant’s accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Principal and interest payments on global securities registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee as the registered owner of the global securities. We and the trustee will treat DTC’s nominee as the owner of the global securities for all other purposes as well. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or us.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary;

•	DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

•	we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

Amendment, supplement and waiver

Subject to certain exceptions, the indenture or the debt securities of any series may be amended or supplemented with the written consent of the holders of not less than a majority in principal amount of the then outstanding debt securities of the affected series; provided that we and the trustee may not, without the consent of the holder of each outstanding debt security of such series affected thereby, (a) reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver, (b) reduce the rate of or extend the time for payment of interest on any debt security of such series, (c) reduce the principal of or extend the fixed maturity of any debt security of such series, (d) reduce the portion of the principal amount of a discounted security of such series payable upon acceleration of its maturity or (e) make any debt security of such series payable in money other than that stated in such debt security. Any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of the affected series, except a default in payment of principal or interest or in respect of other provisions requiring the consent of the holder of each such debt security of that series in order to amend. Without the consent of any holder of debt securities of such series, we and the trustee may amend or supplement the indenture or the debt securities without notice to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated debt securities in addition to or in place of certificated debt securities, to comply with the provisions of the indenture concerning mergers, consolidations and transfers of all or substantially all of our assets, to appoint a trustee other than Branch Banking & Trust Company (or any successor thereto) as trustee in respect of one or more series of debt securities, or to add, change or eliminate provisions of the indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act of 1939. In addition, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indenture or the debt securities to make any change that does not materially adversely affect the rights of any holder of that series of debt securities. Whenever we request the trustee to take any action under the indenture, including a request to amend or supplement the indenture without the consent of any holder of debt securities, we are required to furnish the trustee with an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the action have been complied with. Without the consent of any holder of debt securities, the trustee may waive compliance with any provisions of the indenture or the debt securities if the waiver does not materially adversely affect the rights of any such holder.

Certain covenants

Unless otherwise specified in resolutions adopted by our board of directors or any supplemental indenture establishing the terms of the debt securities of any series, the terms of the debt securities of any series or the covenants contained in the indenture do not afford holders of debt securities protection in the event of a highly leveraged or other similar transaction involving us that may adversely affect such holders. If the debt securities contain, or a future supplemental indenture contains, covenants to afford holders of debt securities protection in the event of a highly leveraged or similar transaction, the prospectus supplement relating to the debt securities (or an applicable pricing supplement) will provide a brief description of such protective covenants. The indenture does not limit the amount of additional unsecured indebtedness that we or any of our subsidiaries may incur.

Certain Definitions. For purposes of the covenants included in the indenture, the following terms generally shall have the meanings provided below.

“Attributable Debt” for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles whether or not such obligation is required to be shown on the balance sheet as a long-term liability. The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property. A lease obligation shall be counted only once even if the Company and one or more of its Subsidiaries may be responsible for the obligation.

“Capital Expenditures” means, for any period, any expenditures of the Company or its Subsidiaries during such period that, in conformity with generally accepted accounting principles consistently applied, are required to be included in fixed asset accounts as reflected in the consolidated balance sheet of the Company and its Subsidiaries.

“Company” means Martin Marietta Materials, Inc.

“Consolidated Net Tangible Assets” means total assets less (1) total current liabilities (excluding any Debt which, at the option of the borrower, is renewable or extendable to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes which are included in current liabilities) and (2) goodwill, patents and trademarks, all as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination.

“Debt” means any debt for borrowed money which would appear on the balance sheet as a liability or any guarantee of such a debt and includes purchase money obligations. A Debt shall be counted only once even if the Company and one or more of its Subsidiaries may be responsible for the obligation.

“Lien” means any mortgage, pledge, security interest or lien.

“Long-Term Debt” means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the Debt was created.

“Principal Property” means, as to any particular series of debt securities, any mining and quarrying or manufacturing facility located in the United States and owned by the Company or by one or more Restricted Subsidiaries from the date debt securities of that series are first issued and which has, as of the date the Lien is incurred, a net book value (after deduction of depreciation and other similar charges) greater than 3% of Consolidated Net Tangible Assets, except (1) any such facility or property which is financed by obligations of any State, political subdivision of any State or the District of Columbia under terms which permit the interest payable to the holders of the obligations to be excluded from gross income as a result of the plant, facility or property satisfying the conditions of Section 103(b)(4)(C), (D), (E), (F) or (H) or Section 103(b)(6) of the Internal Revenue Code of 1954 or Section 142(a) or Section 144(a) of the Internal Revenue Code of 1986, or of any successors to such provisions, or (2) any such facility or property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole. However, the chief executive officer or chief financial officer of the Company may at any time declare any mining and quarrying or manufacturing facility or other property to be a Principal Property by delivering a certificate to that effect to the Trustee.

“Restricted Property” means, as to any particular series of debt securities, any Principal Property, any Debt of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary on the date debt securities of that series are first issued or secured by a Principal Property (including any property received upon a conversion or exchange of such debt), or any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary (including any property or shares received upon a conversion, stock split or other distribution with respect to the ownership of such stock).

“Restricted Subsidiary” means a Subsidiary that has substantially all its assets located in, or carries on substantially all its business in, the United States and that owns a Principal Property. Notwithstanding the preceding sentence, a Subsidiary shall not be a Restricted Subsidiary during such period of time as it has shares of capital stock registered under the Securities Exchange Act of 1934, as amended, or it files reports and other information with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

“Subsidiary” means an entity a majority of the Voting Stock of which is owned by the Company and/or one or more Subsidiaries.

“Voting Stock” means capital stock or other equity interest having voting power under ordinary circumstances to elect directors or managers, as applicable.

Limitations on Liens. Unless otherwise specified in a prospectus supplement in respect of which this prospectus is being delivered and subject to the following three sentences, the Company will not, and will not permit any Restricted Subsidiary to, as security for any Debt, incur a Lien on any Restricted Property, unless the Company or such Restricted Subsidiary secures or causes to be secured any outstanding debt securities equally and ratably with all Debt secured by such Lien. The Lien may equally and ratably secure such debt securities and any other obligations of the Company or its Subsidiaries that are not subordinated to any outstanding debt securities. This restriction will not apply to, among other things, certain Liens (i) existing at the time an entity becomes a Restricted Subsidiary; (ii) existing at the time of the acquisition of the Restricted Property or incurred to finance all or some of the purchase price or cost of construction, provided that the Lien may not extend to any other Restricted Property (other than, in the case of construction, unimproved real property) owned by the Company or any of its Restricted Subsidiaries at the time the property is acquired or the Lien is incurred and provided further that the Lien may not be incurred more than one year after the later of the acquisition, completion of construction or commencement of full operation of the property; (iii) in favor of the Company or another Restricted Subsidiary; (iv) existing at the time an entity merges into or consolidates with or enters into a share exchange with the Company or a Restricted Subsidiary or transfers or leases all or substantially all its assets to the Company or a Restricted Subsidiary; (v) in favor of a government or governmental entity that secure payment pursuant to a contract, subcontract, statute or regulation, secure Debt guaranteed by the government or governmental agency, secure Debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or secure Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien; or (vi) extends, renews or replaces in whole or in part a Lien (“existing Lien”) permitted by any of the clauses (i) through (v) or a Lien existing on the date that the notes are first issued; provided, that such Lien may not extend beyond the property subject to the existing Lien and the Debt secured by the Lien may not exceed the amount of Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien equally and ratably secures the notes and the Debt. In addition and notwithstanding the foregoing restrictions, the Company and any of its Restricted Subsidiaries may, without securing the debt securities, incur a Lien that otherwise would be subject to the restrictions, provided that after giving effect to such Lien the aggregate amount of all Debt secured by Liens that otherwise would be prohibited plus all Attributable Debt in respect of sale-leaseback transactions that otherwise would be prohibited by the covenant limiting sale-leaseback transactions described below would not exceed 15% of Consolidated Net Tangible Assets.

Limitations on Sale-Leaseback Transactions. Unless otherwise specified in the prospectus supplement in respect of which this prospectus is being delivered and subject to the following two sentences, the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer a Principal Property and contemporaneously lease it back, except a lease for a period (including extensions or renewals at the option of the Company or the Restricted Subsidiary) of three years or less. Notwithstanding the foregoing restriction, the Company or any Restricted Subsidiary may sell a Principal Property and lease it back for a longer period if (i) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (ii) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions set forth above under the caption “Limitations on Liens,” to create a Lien on the property to be leased securing Debt in an amount at least equal in amount to the Attributable Debt (as hereinafter defined) in respect of the sale-leaseback transaction without equally and ratably securing the outstanding debt securities; (iii) the Company owns or acquires other property which will be made a Principal Property and is determined by the board of directors of the Company to have a fair value equal to or greater than the Attributable Debt incurred; (iv) within 270 days the Company makes Capital Expenditures with respect to a Principal Property in an amount at least equal to the amount of the Attributable Debt; or (v) the Company or a Restricted Subsidiary makes an optional prepayment in cash of its Debt or capital lease obligations at least equal in amount to the Attributable Debt for the lease, the prepayment is made within 270 days, the Debt prepaid is not owned by the Company or a Restricted Subsidiary, the Debt prepaid is not subordinated to any of the debt securities, and the Debt prepaid was Long-Term Debt or capital lease obligations at the time it was created. In addition and notwithstanding the foregoing restrictions, the Company and any of its Restricted Subsidiaries may, without securing the debt securities, enter into a sale-leaseback transaction that otherwise would be subject to the restrictions, provided that after giving effect to such sale-leaseback transaction the aggregate amount of all Debt secured by Liens that otherwise would be prohibited by the covenant limiting Liens described above plus all Attributable Debt in respect of sale-leaseback transactions that otherwise would be prohibited would not exceed 15% of Consolidated Net Tangible Assets.

Consolidation, Merger, Sale of Assets. The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another entity unless (1) the resulting, surviving or transferee entity assumes by supplemental indenture all of the obligations of the Company under the debt securities and the indenture, (2) immediately after giving effect to the transaction no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing, and (3) the Company shall have delivered an officers’ certificate and an opinion of counsel each stating that the consolidation, merger or transfer and the supplemental indenture comply with the indenture.

If upon any such consolidation, merger or transfer, a Restricted Property would become subject to an attaching Lien that secures Debt, then, before the consolidation, merger or transfer occurs, the Company by supplemental indenture shall secure the debt securities by a direct lien on such Restricted Property. The direct Lien shall have priority over all Liens on such Restricted Property except these already on it. The direct Lien may equally and ratably secure the debt securities and any other obligation of the Company or a Subsidiary. However, the Company need not comply with this provision if: upon the consolidation, merger or transfer the attaching Lien will secure the debt securities, equally and ratably with or prior to Debt secured by the attaching Lien; or the Company or a Restricted Subsidiary could create a Lien on the Restricted Property to secure Debt at least equal in amount to that secured by the attaching Lien pursuant to the provisions described under “— Limitations on Liens” above.

When a successor corporation, trustee, paying, agent or registrar assumes all of the obligations of its predecessor under the debt securities and the Indenture, the predecessor will be released from those obligations.

Default and remedies

An event of default under the indenture in respect of any series of debt securities is: default for 30 days in payment of interest on the debt securities of that series; default in payment of principal on the debt securities of that series; failure by us for 90 days after notice to us to comply with any of our other agreements in the indenture for the benefit of holders of debt securities of that series; certain events of bankruptcy or insolvency; and any other event of default specifically provided for by the terms of such series, as described in the related prospectus supplement.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the debt securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the outstanding debt securities of the affected series. No holder of debt securities may pursue any remedy against us under the indenture (other than with respect to the right to receive payment of principal (and premium, if any) or interest, if any) unless such holder previously shall have given to the trustee written notice of default and unless the holders of at least 25% in principal amount of the debt securities of the affected series shall have requested the trustee to pursue the remedy and shall have offered the trustee indemnity satisfactory to it, the trustee shall not have complied with the request within 60 days of receipt of the request and the offer of indemnity, and the trustee shall not have received direction inconsistent with the request during such 60-day period from the holders of a majority in principal amount of the debt securities of the affected series.

Holders of debt securities may not enforce the indenture or the debt securities except as provided in the indenture. The trustee may refuse to enforce the indenture or the debt securities unless it receives indemnity satisfactory to it from us or, under certain circumstances, the holders of debt securities seeking to direct the trustee to take certain actions under the indenture against any loss, liability or expense. Subject to certain limitations, holders of a majority in principal amount of the debt securities of any series may direct the trustee in its exercise of any trust or power under the indenture in respect of that series. The indenture provides that the trustee will give to the holders of debt securities of any particular series notice of all defaults known to it, within 90 days after the occurrence of any default with respect to such debt securities, unless the default shall have been cured or waived. The trustee may withhold from holders of debt securities notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding such notice is in the interests of such holders. We are required annually to certify to the trustee as to the compliance by us with all conditions and covenants under the indenture and the absence of a default thereunder, or as to any such default that existed.

Our directors, officers, employees and stockholders, as such, shall not have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a debt security, each holder of such debt security waives and releases all such claims and liability. This waiver and release are part of the consideration for the issue of the debt securities.

Satisfaction, discharge and defeasance

The indenture provides, unless such provision is made inapplicable to the debt securities of any series issued pursuant to the indenture, that we may, subject to certain conditions described below, discharge our indebtedness and our obligations or certain of our obligations under the indenture in respect of debt securities of a series by depositing funds or, in the case of debt securities payable in United States dollars, U.S. government obligations, or debt securities of the same series with the trustee. The indenture provides that (1) we will be discharged from any obligation to comply with certain restrictive covenants of the indenture and certain other obligations under the indenture and any noncompliance with such obligations shall not be an event of default in respect of the series of debt securities or (2) provided that 91 days have passed from the date of the deposit referred to below and certain specified events of default have not occurred, we will be discharged from any and all obligations in respect of the series of debt securities (except for certain obligations, including obligations to register the transfer and exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series, to maintain paying agencies and to cause money to be held in trust), in either case upon the deposit with the trustee, in trust, of money, debt securities of the same series, and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the series of debt securities on the date when such payments become due in accordance with the terms of the indenture and the series of debt securities. In the event of any such defeasance under clause (1) above, our obligations under the indenture and the debt securities of the affected series, other than with respect to the covenants relating to limitations on liens and sale-leaseback transactions and reporting thereon, and covenants relating to consolidations, mergers and transfers of all or substantially all of our assets, shall remain in full force and effect. In the event of defeasance and discharge under clause (2) above, the holders of debt securities of the affected series are entitled to payment only from the trust fund created by such deposit for payment. In the case of our discharge from any and all obligations in respect of a series of debt securities as described in clause (2) above, the trust may be established only if, among other things, we shall have delivered to the trustee an opinion of counsel to the effect that, if the subject debt securities are then listed on a national securities exchange, such deposit, defeasance or discharge will not cause the debt securities to be delisted. For U.S. federal income tax purposes, defeasance and discharge under clause (2) above may cause holders of the debt securities to recognize gain or loss in an amount equal to the difference between the fair market value of the obligations of the trust to the holder and such holder’s tax basis in the debt securities. Prospective purchasers should consult their tax advisors as to the possible tax effects of such a defeasance and discharge.

Pursuant to the escrow trust agreements that we may execute in connection with the defeasance of all or certain of its obligations under the indenture as provided above, we from time to time may elect to substitute U.S. government obligations or debt securities of the same series for any or all of the U.S. government obligations deposited with the trustee; provided that the money, U.S. government obligations, and/or debt securities of the same series in trust following such substitution or substitutions will be sufficient, through the payment of interest and principal in accordance with their terms, to pay the principal of and each installment of interest on the series of debt securities on the date when such payments become due in accordance with the terms of the indenture and the series of debt securities. The escrow trust agreements also may enable us (1) to direct the trustee to invest any money received by the trustee in the U.S. government obligations comprising the trust in additional U.S. government obligations, and (2) to withdraw monies or U.S. government obligations from the trust from time to time; provided that the money and/or U.S. government obligations in trust following such withdrawal will be sufficient, through the payment of interest and principal in accordance with their terms, to pay the principal of and each installment of interest on the series of debt securities on the date when such payments become due in accordance with the terms of the Indenture and the series of debt securities.

Governing law

The debt securities and the indenture will be governed by the laws of the State of New York.

Trustee

Branch Banking & Trust Company is a lender under our credit facility and from time to time performs other services for us in the normal course of business.

Additional information

The indenture is an exhibit to the registration statement of which this prospectus is a part. Any person who receives this prospectus may obtain a copy of the indenture without charge by writing to us at the address listed under the caption “Incorporation by reference.”

Taxation

Any material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

Plan of distribution

We may offer and sell the offered securities in any one or more of the following ways from time to time on a delayed or continuous basis:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under our agreements to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may engage in transactions with or perform services for us in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Any lock-up arrangements will be set forth in a prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

This prospectus and the accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Legal matters

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where you can find more information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov.

Our common stock is listed on the New York Stock Exchange under the symbol “MLM” and we are required to file reports, proxy statements and other information with the New York Stock Exchange. You may read any document we file with The New York Stock Exchange at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Information about us is also available on our website at http://www.martinmarietta.com. Such information on our website is not part of this prospectus.

Incorporation by reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and

•	Our Proxy Statement filed on April 18, 2007 for the 2007 Annual Meeting of Shareholders.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607-3033
Attn: Investor Relations
Telephone: (919) 781-4550

Part II

Information not required in prospectus

Item 14.	Other expenses of issuance and distribution

An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than underwriting discounts and commissions) of the securities offered hereby (all of which will be paid by Martin Marietta Materials, Inc. (the “Company”)) is as follows:

SEC registration fee	$-0-	*
Trustee’s fees and expenses	$10,000
Blue Sky fees and expenses	$10,000
Legal fees and expenses	$200,000
Accounting fees and expenses	$200,000
Printing expenses	$25,000
Miscellaneous fees and expenses	$20,000

Total	$465,000

*	Deferred in accordance with Rules 456(b) and 457(r).

Item 15.	Indemnification of directors and officers

Our Restated Articles of Incorporation eliminate, to the fullest extent permitted by the North Carolina Business Corporation Act (the “Business Corporation Act”), the personal liability of each of our directors to the Company and its shareholders for monetary damages for breach of duty as a director. This provision in the Restated Articles of Incorporation does not change a director’s duty of care, but it eliminates monetary liability for certain violations of that duty, including violations based on grossly negligent business decisions that may include decisions relating to attempts to change control of the Company. The provision does not affect the availability of equitable remedies for a breach of the duty of care, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty; in certain circumstances, however, equitable remedies may not be available as a practical matter. Under the Business Corporation Act, the limitation of liability provision is ineffective against liabilities for (i) acts or omissions that the director knew or believed at the time of the breach to be clearly in conflict with the best interests of the Company, (ii) unlawful distributions described in Business Corporation Act Section 55-8-33, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision became effective. The provision also in no way affects a director’s liability under the federal securities laws. Also, to the fullest extent permitted by the Business Corporation Act, our Bylaws provide, in addition to the indemnification of directors and officers otherwise provided by the Business Corporation Act, for indemnification of our current or former directors, officers and employees against any and all liability and litigation expense, including reasonable attorneys’ fees, arising out of their status or activities as directors, officers and employees, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director, officer or employee to be clearly in conflict with the best interests of the Company.

We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 16.	Exhibits

Exhibit No.		Description of document

1	.1*	Form of Underwriting Agreement.
4.1		Form of Indenture for Senior Debt Securities.
5.1		Opinion of Willkie Farr & Gallagher LLP.
12.1		Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 12.01 to the Martin Marietta Materials, Inc. Annual Reports on Form 10-K for the fiscal year ended December 31, 2006, 2005, 2004, 2003 and 2002).
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included in Signature Page).
25.1		Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the Senior Debt Securities.

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on April 25, 2007.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Anne H. Lloyd
Name: Anne H. Lloyd

Title:	Senior Vice President, Chief Financial Officer and Treasurer

The undersigned officers and directors of Martin Marietta Materials, Inc. hereby severally constitute and appoint Roselyn R. Bar and M. Guy Brooks and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen P. Zelnak, Jr. Stephen P. Zelnak, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 25, 2007

/s/ Anne H. Lloyd Anne H. Lloyd	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 25, 2007

/s/ Dana F. Guzzo Dana F. Guzzo	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2007

/s/ Marcus C. Bennett Marcus C. Bennett	Director	April 25, 2007

/s/ Sue W. Cole Sue W. Cole	Director	April 25, 2007

/s/ David G. Maffucci David G. Maffucci	Director	April 25, 2007

/s/ William E. McDonald William E. McDonald	Director	April 25, 2007

/s/ Frank H. Menaker, Jr. Frank H. Menaker, Jr.	Director	April 25, 2007

/s/ Laree E. Perez Laree E. Perez	Director	April 25, 2007

/s/ Dennis L. Rediker Dennis L. Rediker	Director	April 25, 2007

/s/ Richard A. Vinroot Richard A. Vinroot	Director	April 25, 2007

Index to exhibits

Exhibit No.		Description of document

1	.1*	Form of Underwriting Agreement.
4.1		Form of Indenture for Senior Debt Securities.
5.1		Opinion of Willkie Farr & Gallagher LLP.
12.1		Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 12.01 to the Martin Marietta Materials, Inc. Annual Reports on Form 10-K for the fiscal year ended December 31, 2006, 2005, 2004, 2003 and 2002).
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included in Signature Page).
25.1		Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the Senior Debt Securities.

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.